Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30843) pertaining to the Amended 1993 Stock Plan and the 1997 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-57217) pertaining to the Amended 1993 Stock Plan and the 1998 Nonstatutory Stock Option Plan, the Registration Statement (Form S-8 No. 333-88383) pertaining to the 1998 Nonstatutory Stock Option Plan, the Registration Statement (Form S-8 No. 333-50406) pertaining to the 1997 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-70222) pertaining to the Amended 1993 Stock Plan and the 1997 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-102231) pertaining to the Amended 1993 Stock Plan, the 1997 Employee Stock Purchase Plan and the 1998 Nonstatutory Stock Option Plan and the Registration Statement (Form S-8 No. 333-109023) pertaining to the 1997 Employee Stock Purchase Plan, the 1998 Nonstatutory Stock Option Plan and the 2003 Stock Plan of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 2004.

/s/ Ernst & Young LLP

San Jose, California

April 5, 2004